EXHIBIT 23

To the Board of Directors of
the Dreyfus/Laurel Funds Trust
and the Securities and Exchange Commission:


We have examined management's assertion about the Dreyfus/Laurel Funds Trust (constituting the Dreyfus Premier Managed Income Fund, Dreyfus Premier Limited Term High Income Fund, and Dreyfus Premier Core Value Fund) (the "Funds") compliance with the requirements of subsection (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 (the Act) as of June 30,
1998 included in the accompanying Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940. Management is responsible for the Funds' compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Funds'compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Funds' compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. Included among our procedures were the following tests performed as of June 30, 1998 and for the period from May 31, 1998
(the date of our last examination) through June 30, 1998, with respect to securities transactions, without prior notice to management:

	1. Count and inspection of all securities located in the Mellon Trust- Global Trust Services ("Mellon Trust") vault at 120 Broadway, New York, New York as of June 30, 1998;

	2. Review of Mellon Trust's systems of reconciliation and control including their reconciliations with the Federal Reserve Bank of Boston, Depository Trust Company, Participant Trust Company and other depositories/intermediaries, as well as their reconciliation of these holdings with customers' positions. Such review included analysis and testing of a sample of reconciling items;

	3. Agreement of pending trade activity for the Funds as of June 30, 1998 to their corresponding subsequent bank statements;

	4. Review of the investment accounts and supporting recordes of the Funds, including tests of security transactions since our last report, on a test basis.

We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Funds' compliance with specified requirements.

In our opinion, management's assertion that The Dreyfus/Laurel Funds Trust were in compliance with the requirements of subsections (b) and
(c) of Rule 17f-2 of the Investment Company Act of 1940 as of June
30, 1998 with respect to securities reflected in the investment accounts of the Funds is fairly stated, in all material respects.

This report is intended solely for the information and use of management of the Dreyfus/Laurel Funds Trust and the Securities and Exchange Commission and should not be used for any other purpose.


					/s/ KPMG  LLP
					-------------------------
					KPMG  LLP

New York, New York
September 24, 1998





September 24, 1998



Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940



We, as members of management of The Dreyfus/Laurel Funds Trust (constituting the Dreyfus Premier Managed Income Fund, Dreyfus Premier Limited Term
High Income Fund, and Dreyfus Premier Core Value Fund) (the "Funds") are responsible for complying with the requirements of subsections
(b) and (c) of Rule 17f-2,  "Custody of Investments by Registered
Management Investment Companies," of the Investment Company Act of
1940. We are also responsible for establishing and maintaining effective internal controls over compliance with the requirements. We have performed an evaluation of the Funds' compliance with the requirements of subsections
(b) and (c) of Rule 17f-2 as of June 30, 1998 and for the period from May 31, 1998 (date of last examination) through June 30, 1998

Based on this evaluation, we assert that the Funds were in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of June 30, 1998 and for the period from May 31, 1998 (date of last examiniation) through June 30, 1998, with respect to securities reflected in the investment accounts of the Funds.


Sincerely,


/s/ Stephen E. Canter
------------------
Stephen E. Canter
Chief Operating Officer
The Dreyfus Corporation